SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 24, 1997



                              JP FOODSERVICE, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




         Delaware                     0-24954              52-1634568
-----------------------------      ------------       --------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
  of Incorporation)                File Number)        Identification No.)









               9830 Patuxent Woods Drive
                  Columbia, Maryland                           21046
       ----------------------------------------              ----------
       (Address of Principal Executive Offices)              (ZIP Code)










        Registrant's telephone number, including area code (410) 312-7100



          (Former Name or Former Address, if Changed Since Last Report)

     Item  5.     Other Events

     The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.

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



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             JP Foodservice, Inc.


Date:  May 29, 1997          By: /s/ Lewis Hay III
                             --------------------------
                             Lewis Hay III, Director
                             Senior Vice President and
                             Chief Financial Officer




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                                                   Attachment A
    JP LOGO
--------------------------------------------------------------------------------

JP FOODSERVICE, INC.                               News Release
9830 Patuxent Woods Drive                          For More Information Contact:
Columbia, MD  21046                                Lewis Hay, III
(410) 312-7100                                     Chief Financial Officer

            JP FOODSERVICE REPORTS 35% INCREASE IN THIRD QUARTER EPS
            --------------------------------------------------------

         Columbia, MD, April 24, 1997 - JP Foodservice, Inc. (NYSE: JPF) today announced its eleventh consecutive quarter of record sales and operating earnings with the reporting of its results for the fiscal year 1997 third quarter which ended March 29, 1997.

         Net sales for the third quarter increased by 16.6% ($57.9 million) to $407.7 million compared to the sales level achieved in the third quarter of fiscal 1996. For the nine months ended March 29, 1997, net sales increased by 17.5% ($185.1 million) to $1,244.6 million compared to the prior corresponding period. The acquisition of Arrow Paper Supply and Food Company ("Arrow") accounted for sales growth of 6.9% and 5.2% for the third quarter and nine months ended March 29, 1997, respectively. Income from operations for the third quarter (after goodwill amortization charges of $.8 million) increased from $9.2 million to $12.5 million, representing a 35.7% increase over the 1996 quarter. For the nine months ended March 29, 1997, income from operations increased 31.0%.

         The Company's earnings per share for the quarter was $.23, which represents a 35.3% increase over the third quarter of 1996 (before nonrecurring charges). In connection with the acquisitions of Valley and Squeri in the nine months ended March 29, 1997, the combined entities incurred non-recurring charges of $5.4 million (primarily investment banking and legal fees) which under pooling accounting must be expensed in the period incurred. The Company's earnings per share prior to these nonrecurring charges was $.76 for the year-to-date, which represents a 33.3% increase over the corresponding prior period. The Company's earnings per share, after nonrecurring charges, was $.55 for the nine months ended March 29,1997.

         Commenting on the third quarter results, Jim Miller, Chairman and Chief Executive Officer, stated, "The third quarter of fiscal 1997 continues JP's trend of double-digit core sales growth despite what industry experts are referring to as a temporary softening in the food-away-from-home market. While the Northeast and Mid-Atlantic experienced a relatively mild winter, our Midwest operations felt the adverse effects of a number of winter storms. Additionally, our Cincinnati facility was affected by the flooding that plagued much of Ohio. Despite these challenges, the Company was still able to post sales and earnings growth outpacing the industry, and as a result, we are very pleased with the third quarter and year-to-date financial results."

         Mr. Miller reported that integration efforts with the Arrow, Valley and Squeri operations continue and have resulted in increased sales of our private and signature brand lines at those entities. Mr. Miller added that the Company's laptop computer conversion for the Company's sales force is well underway with positive feedback from the field. This conversion is expected to be completed by the end of the fiscal year. In conclusion, Mr. Miller reported that the Company continues to identify and follow-up on new acquisition candidates and is confident that its efforts will result in accretive transactions.

         JP Foodservice, Inc. is a leading distributor of food and related products to restaurants and other institutional foodservice establishments in the Mid-Atlantic, Midwestern, Northeastern and Western regions of the United States. JP markets and distributes 30,000 national, private label and signature brand items to over 34,000 foodservice customers, including restaurants, hotels, healthcare facilities, cafeterias and schools, and employs over 3,500 foodservice professionals. JP's diverse customer base encompasses both independent and chain businesses, including Old Country Buffet, Perkins Family Restaurants, Subway, Eurest Dining Services, Pizzeria Uno and Ruby Tuesdays.

         The statements in this press release regarding management's expectations regarding accretive acquisitions constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and

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uncertainties  that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the sensitivity of the Company's business to national and regional economic conditions, the effects of inflation and deflation in food prices, the highly competitive markets in which the Company operates and the Company's ability to implement a successful acquisition program. The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 1997 discusses some of the important factors that could cause JP's actual results to differ materially from those in such forward-looking statements.


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


                              JP FOODSERVICE, INC.
                              FINANCIAL HIGHLIGHTS
               (In thousands, except share and per share amounts)
                                   (Unaudited)

                                    Three Months Ended       Nine Months Ended
                                    ------------------       -----------------

                                   March 30,  March 29,   March 30,    March 29,
                                     1996       1997        1996         1997
                                     ----       ----        ----         ----

Net sales ......................   $349,717   $407,665   $1,059,565   $1,244,629
                                   --------   --------   ----------   ----------

Costs and expenses
   Cost of sales ...............    288,852    336,687      877,313    1,029,077
   Operating expenses ..........     51,049     57,682      150,785      174,469
   Amortization ................        591        774        1,741        2,156
                                   --------   --------   ----------   ----------

Total costs and expenses .......    340,492    395,143    1,029,839    1,205,702
                                   --------   --------   ----------   ----------

Income from operations .........      9,225     12,522       29,726       38,927
Interest expense ...............      3,930      4,100       11,405       11,927
Nonrecurring charges ...........      1,517*                  1,517*     5,400**
                                   --------   --------   ----------   ----------

Income before income taxes .....      3,778      8,422       16,804       21,600
Provision for income taxes .....      1,577      3,341        7,060        9,751
                                   --------   --------   ----------   ----------
Net income applicable to
   common shareholders .........   $  2,201   $  5,081   $    9,744   $   11,849
                                   ========   ========   ==========   ==========

Net income per common share:
   Before nonrecurring charges .   $   0.17   $   0.23   $     0.57   $     0.76
   Nonrecurring charges ........       0.05                    0.05         0.21
                                  ---------  ---------   ----------  -----------

Net income per common share ....   $   0.12   $   0.23   $     0.52   $     0.55
                                  =========  =========   ==========  ===========

Weighted average number
   of shares of common
   stock outstanding ........... 18,828,078 22,257,662   18,784,974   21,703,219
                                 ========== ==========   ==========   ==========


         * - Costs written off related to terminated merger discussions.

            ** - Costs associated with completing the acquisition of
                     Valley Foods and Squeri Food Service.


                                                                     (Unaudited)
                                                          June 29,     March 29,
Balance Sheet Data (in thousands):                          1996         1997
                                                        ------------- ---------

Current assets .....................................      $260,323      $276,552
Property and equipment, net ........................       104,258       131,557
Goodwill and other noncurrent assets ...............        83,698       109,898
                                                          --------      --------
Total assets .......................................      $448,279      $518,007
                                                          ========      ========

Current liabilities ................................      $139,457      $130,441
Long-term debt .....................................       168,647       171,204
Other noncurrent liabilities .......................        12,026         8,882
Stockholders' equity ...............................       128,149       207,480
                                                          --------      --------
Total liabilities and stockholders' equity .........      $448,279      $518,007
                                                          ========      ========

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